***Exercise Your Right to Vote***
Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 15, 2014

TITAN INTERNATIONAL, INC.

TITAN INTERNATIONAL, INC.
ATTN: KRISTA GRAY
2701 SPRUCE STREET
QUINCY, IL 62301

Meeting Information
Meeting Type: Annual Meeting
For holders as of: March 19, 2014
Date: May 15, 2014 Time: 11:00 A.M. Central Time
Location: The Holiday Inn
4821 Oak Street
Quincy, IL 62305

You are receiving this communication because you hold shares in the above named company.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

----- Before You Vote -----
How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:
1. Notice & Proxy Statement 2. Annual Report
How to View Online:
Have the information that is printed in the box marked by the arrow à ☒☒☒☒ ☒☒☒☒ ☒☒☒☒
(located on the following page) and visit www.proxyvote.com.
How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:
1) BY INTERNET: www.proxyvote.com
2) BY TELEPHONE: 1-800-579-1639
3) BY E-MAIL* sendmaterial@proxyvote.com
* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow à ☒☒☒☒  ☒☒☒☒ ☒☒☒☒ (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 01, 2014 to facilitate timely delivery.

----- How To Vote -----
Please Choose One of the Following Voting Methods

Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote by Internet: To vote now by Internet, go to www.proxyvote.com. Have information that is printed in the box marked by the arrow à ☒☒☒☒ ☒☒☒☒ ☒☒☒☒ available and follow the instructions.
Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Voting items
The Board of Directors recommends you vote
FOR the following:
1. Election of Directors
Nominees
01 Richard M. Cashin, Jr.
02 Albert J. Febbo
03 Gary L. Cowger

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.
2. To ratify the selection of Grant Thornton LLP as the independent registered public accounting firm for 2014.
3. To approve a non-binding advisory resolution on executive compensation.
4. To approve amendments to the Company's bylaws.

NOTE: Such other business as may properly come before the meeting or any adjustment thereof.